EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NRG Energy, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-197882) on Form S-8, (No. 333-185501) on Form S-8, (No. 333-182379) on Form S-8, (No. 333-171318) on Form S-8, (No. 333-151992) on Form S-8, (No. 333-135973) on Form S-8 and (No. 333-114007) on Form S-8 of NRG Energy, Inc. of our reports dated February 28, 2014, with respect to the consolidated balance sheets of NRG Energy, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income/(loss), cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K and Form 10-K/A of NRG Energy, Inc.

/s/ KPMG LLP
KPMG LLP

Philadelphia, Pennsylvania
September 10, 2014